                                                                     EX-99.d.1.i

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

                             REVENUESHARES ETF TRUST

     This amendment (the "Amendment") is effective as of August 15, 2008, by and between  RevenueShares ETF Trust, a Delaware statutory trust (the "Trust"),  and
VTL Associates, LLC, a Pennsylvania limited liability company (the "Adviser").

     WHEREAS the parties  entered into an  Investment  Advisory  Agreement  (the
"Agreement") dated January 25, 2008; and

     WHEREAS the parties now wish to amend the  Agreement,  in  accordance  with
Section  8(b)  thereof,  by  changing  Schedule A thereof to include  additional series of the Trust;

     NOW THEREFORE, the parties agree as follows:

                                    AMENDMENT

     Schedule  A to the  Agreement  is  hereby  deleted  and  replaced  with the following:

                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                 by and between
                           RevenueShares ETF Trust and
                               VTL Associates, LLC

Fund:                                               COMPENSATION (as a      EFFECTIVE DATE:
                                                    percentage of average
                                                    daily net assets):
RevenueShares Large Cap Fund                            0.45%               January 25, 2008
RevenueShares Mid Cap Fund                              0.50%               January 25, 2008
RevenueShares Small Cap Fund                            0.50%               January 25, 2008
RevenueShares Consumer Discretionary Sector Fund        0.45%                August 15, 2008
RevenueShares Consumer Staples Sector Fund              0.45%                August 15, 2008
RevenueShares Energy Sector Fund                        0.45%                August 15, 2008
RevenueShares Financials Sector Fund                    0.45%                August 15, 2008
RevenueShares Health Care Sector Fund                   0.45%                August 15, 2008
RevenueShares Industrials Sector Fund                   0.45%                August 15, 2008
RevenueShares Information Technology Sector Fund        0.45%                August 15, 2008
RevenueShares Materials Sector Fund                     0.45%                August 15, 2008
RevenueShares ADR Fund                                  0.60%                August 15, 2008
RevenueShares Navellier Overall A 100 Fund              0.60%                August 15, 2008

     Except to the extent modified by this Amendment,  the remaining  provisions of the  Agreement  shall  remain  in full  force and  effect.  In the event of a conflict  between the  provisions of the Agreement and those of this  Amendment, the Amendment shall control.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first written above.

RevenueShares ETF Trust                              VTL Associates, LLC

By:/s/ Vincent T. Lowry                              By: /s/ Vincent T. Lowry

Name:    Vincent T. Lowry                            Name: Vincent T. Lowry

Title:   President                                   Title: Chief Executive Officer